Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

      RAND LOGISTICS ANNOUNCES STRONG THIRD QUARTER AND NINE-MONTH RESULTS

New York, NY - February 8, 2007 - Rand Logistics Inc. (OTCBB:RAQC; RAQCW; RAQCU) ("Rand") today announced financial results for the fiscal third quarter and nine months ended December 31, 2006.

The GAAP results for the quarter ended December 31, 2005 reflect Rand prior to its March 3, 2006 acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc.; since the Company did not have any operations during that period, the results do not provide a meaningful basis for comparison of financial results. The pro forma results give effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. (collectively "Lower Lakes Entities") for the three and nine months ended December 31, 2005.

Third Quarter Financial and Operational Highlights
      Versus pro forma quarter ended December 31, 2005

      o Revenue increased $8.4 million, or 51%, to $24.8 million (excluding outside voyage charter revenue).

      o Total actual vessel sailing days increased from 725 days for the three months ended December 31, 2005 to 960 days for the three months ended December 31, 2006, due primarily to the addition of three vessels on August 1st under a time charter agreement. Excluding the three time chartered vessels, total actual vessel sailing days decreased from 725 days for the three months ended December 2005 to 687 for the three months ended December 2006. The decrease was primarily due to: (i) mechanical issues on three vessels; (ii) a normal dry-dock inspection which commenced December 21; and (iii) an emergency dry-dock repair of a vessel that struck an unidentified object in November.

      o EBITDA increased 40% to $3.0 million despite $700,000 of additional general and administrative ("G&A") expenses directly associated with being a public company. EBITDA included $330,000 related to a variable interest entity ("VIE") for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest in that entity. Excluding the VIE and Rand's public company G&A expenses, EBITDA increased $1.2 million, or 55%, to $3.5 million for the Lower Lakes Entities, including the vessels operating under new time charter agreement.

First Nine-Months Financial and Operational Highlights
      Versus pro forma nine-month period ended December 31, 2005

      o Revenue increased $21.1 million, or 42%, to $70.7 million (excluding outside voyage charter revenue).

      o Total actual vessel sailing days increased from 2,108 days for the nine months ended December 31, 2005 to 2,566 days for the nine months ended December 31, 2006, due primarily to the addition of three vessels on August 1st under a time charter agreement. Excluding the three time chartered vessels, total actual vessel sailing days increased slightly from 2,108 days for the nine months ended December 31, 2005 to 2,110 for the nine-month period ended December 31, 2006.

      o EBITDA increased 31% to $13.5 million despite $1.8 million of additional G&A expenses directly associated with being a public company. EBITDA included $1.1 million related to a VIE for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest in that entity. Excluding the VIE and Rand's public company G&A expenses, EBITDA increased by $4.0 million, or 38%, to $14.5 million for the Lower Lakes Entities, including the vessels operating under the new time charter agreement.

Scott Bravener, President and CEO of Lower Lakes, stated, "Our strong revenue growth during this fiscal year has been driven by both internal and external growth. The three vessels added through our August 2006 time charter agreement contributed approximately $13 million to revenues during their first five months in our fleet, and were modestly accretive to EBITDA. Organic growth stemmed from higher rates, greater utilization, and improved trading patterns, which, coupled with our commitment to improving operating efficiencies, more than offset the decrease in same-boat sailing days during our third quarter."

Captain Bravener continued, "This week we gave notice of the Company's intent to purchase the M/V Manistee for a total of $2.2 million. We are financing the purchase of this boat, which we currently lease, through debt with our existing lender. We anticipate that the transaction will close by March 31, 2007, and as previously discussed, it will eliminate approximately $350,000 of annual lease expense (that would have risen to $500,000 after March 31, 2008), which is greater than the interest expense we expect to incur on the additional borrowings."

Laurence S. Levy, Chairman and CEO of Rand, commented, "Despite the impact from certain repairs during our third fiscal quarter, we are pleased with the results for the quarter and year-to-date, which essentially represents our operating fiscal year. There will be very few shipping days during our fourth quarter, consistent with historical March 31 quarters on the Great Lakes, due to ice and weather. During this period, we conduct winter maintenance on our entire fleet, and this winter season we are completing the scheduled five-year surveys on three of our vessels."

Mr. Levy concluded, "We remain optimistic about Rand's prospects due to the strength and growth of our base business, where we continue to see strong demand for our shipping capacity, as well as our focused pursuit of external expansion. We are actively pursuing opportunities with predictable cash flows, defined markets and barriers to entry, that focus on shipping or related areas of business. We look forward to reporting on Rand's continued development."

The Company also reported that the review of Rand's NASDAQ application has substantially been completed, and it expects a decision within the next few weeks.


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

Pro Forma Summary Statement of Operations (unaudited)

                                                                       Pro Forma                        Pro Forma
                                                      Three Months    Three months    Nine months      Nine months        Year
                                                         Ended           ended           ended            ended           ended
                                                      December 31,    December 31,    December 31,     December 31,    December 31,
Selected statement of operations data                     2006            2005            2006             2005            2005
                                                      ------------    ------------    ------------     ------------    ------------
Revenue - Company operated vessels                    $ 24,766,926    $ 16,351,174    $ 70,726,155     $ 49,673,433    $ 53,819,958
Revenue - Outside voyage charter revenue                 1,337,208       1,523,481       5,010,898        4,571,465       7,420,577
-----------------------------------------------------------------------------------------------------------------------------------
                                                        26,104,134      17,874,655      75,737,053       54,244,898    $ 61,240,535
Expenses
  Outside voyage charter fees                            1,309,961       1,472,946       4,935,002        4,478,259       7,379,638
  Vessel operating expenses                             19,818,927      13,329,233      52,304,556       37,006,508      40,628,366
  Non operational repairs and maintenance                   40,314          15,543          97,062          104,172       1,625,671
-----------------------------------------------------------------------------------------------------------------------------------
                                                        21,169,202      14,817,722      57,336,620       41,588,939      49,633,675
-----------------------------------------------------------------------------------------------------------------------------------
Income before general and administrative,
depreciation, amortization of drydock costs and
intangibles, other income and expenses and
income taxes                                             4,934,932       3,056,933      18,400,433       12,655,959      11,606,860
-----------------------------------------------------------------------------------------------------------------------------------
  General and administrative                             1,954,780         933,464       4,913,783        2,397,210       3,276,188
  Depreciation and amortization of drydock costs
  and intangibles                                        1,839,472       1,294,823       5,078,348        3,822,428       4,972,759
  Loss on asset disposal                                        --              --              --               --         113,405
  Loss (gain) on foreign exchange                           88,680          21,235         177,958           49,274        (276,251)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         3,882,932       2,249,522      10,170,089        6,268,912       8,086,101
-----------------------------------------------------------------------------------------------------------------------------------
Income before interest, other income and
expenses and income taxes                                1,052,000         807,411       8,230,344        6,387,047       3,520,759
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                            $    333,658    $    149,351    $  3,674,765     $  2,968,712    $    455,200
===================================================================================================================================
Net income (loss) per share - basic                   $       0.03    ($      0.07)   $       0.42     $       0.37    ($      0.13)
Net income (loss) per share - diluted                 $       0.03    ($      0.07)   $       0.35     $       0.34    ($      0.13)

The information in the table above gives effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. for the three and nine months ended December 31, 2005. However, the general and administrative expenses shown in the pro forma periods reflect the actual expenses incurred by Lower Lakes and Rand prior to the acquisitions. There have been no adjustments to reflect higher general and administrative expense at the Company during the pro forma periods.

Conference Call
Management will conduct a conference call focusing on the financial results on:

Friday, February 9, 2007
9:00am ET
Dial-in number: 706-679-3155
Conference ID: 7443480
Management on the call:
    Laurence S. Levy, Chairman & CEO
    Edward Levy, President
    Joseph McHugh, CFO
    Scott Bravener, President & CEO of Lower Lakes Towing and Lower Lakes
         Transportation, Rand's indirect, wholly owned subsidiaries

A phone replay will be available from 12:00 noon ET on Friday, February 9, 2007 until midnight ET on Friday, February 16, 2007. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 2281005 for the phone replay. Additionally, the Company will file a transcript of the call with the Securities and Exchange Commission, which will be available at www.sec.gov.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten River Class self-unloading carriers and one integrated self-unloading tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                               -OR-          INVESTOR RELATIONS COUNSEL:

Rand Logistics, Inc.                                 The Equity Group Inc.

Laurence S. Levy, Chairman & CEO                     Loren G. Mortman
212-644-3450                                         (212) 836-9604
                                                     LMortman@equityny.com
                                                     www.theequitygroup.com

                              Rand Logistics, Inc.
                Consolidated Statements of Operations (unaudited)
                          (2005 Figures are Pro Forma)

                                                                                          Lower Lakes                   Lower Lakes
                                                                           Three months   Three months   Nine months    Nine months
                                             Lower Lakes      March 31,       Ended          Ended          Ended          Ended
                                               March 31,        2006       December 31,   December 31,   December 31,   December 31,
                                                 2005         Combined        2006            2005          2006            2005
                                             (unaudited)    (unaudited)    (unaudited)    (unaudited)    (unaudited)    (unaudited)
REVENUE                                       52,110,040     60,564,767     26,104,134     17,874,655     75,737,053     54,244,898
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES
    Outside voyage charter fees                6,180,452      5,337,004      1,309,961      1,472,946      4,935,002      4,478,259
    Vessel operating expenses                 32,210,813     40,556,161     19,818,927     13,329,233     52,304,556     37,006,508
    Repairs and maintenance                    1,668,315      2,225,426         40,314         15,543         97,062        104,172
    General and administrative                 2,420,777      4,015,118      1,954,780        821,842      4,913,783      2,141,849
    Depreciation                               3,231,774      3,858,706      1,407,585        963,045      3,736,591      2,837,257
    Amortization of drydock costs                654,911        915,880         82,741        281,778        250,806        835,171
    Amortization of inatngibles                       --        397,804        349,146             --      1,090,951             --
    Loss on asset disposal                       113,405             --             --             --             --             --
    Loss on foreign exchange                    (435,655)        30,789         88,680         21,235        177,958         49,274
-----------------------------------------------------------------------------------------------------------------------------------
                                              46,044,792     57,336,888     25,052,134     16,905,622     67,506,709     47,452,490
-----------------------------------------------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE OTHER INCOME AND
    EXPENSES AND INCOME TAX                    6,065,248      3,227,879      1,052,000        969,033      8,230,344      6,792,408
-----------------------------------------------------------------------------------------------------------------------------------

    OTHER INCOME AND EXPENSES
    Interest expense                           3,220,177      3,387,163      1,024,371      1,005,868      2,636,610      2,950,971
    Interest income                               (6,831)        (9,635)      (135,164)           (41)      (223,243)        (9,632)
    Loss on debt extinguishment                  698,200             --             --             --             --             --
    Amortization of deferred financing costs     866,835        548,041        142,045        146,788        238,421        548,041
-----------------------------------------------------------------------------------------------------------------------------------
                                               4,778,381      3,925,569      1,031,252      1,152,615      2,651,788      3,489,380
-----------------------------------------------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE INCOME TAXES          1,286,867       (697,690)        20,748       (183,582)     5,578,556      3,303,028
    PROVISION (RECOVERY) FOR INCOME TAXES

    Current                                           --             --             --             --             --             --
    PROVISION (RECOVERY) FOR INCOME TAXES        178,672       (182,710)      (312,910)       (91,227)     1,903,791      1,417,577
-----------------------------------------------------------------------------------------------------------------------------------
    NET INCOME (LOSS)                          1,108,195       (514,980)       333,658        (92,355)     3,674,765      1,885,451
-----------------------------------------------------------------------------------------------------------------------------------
    MINORITY INTEREST                            189,556             --        442,481         84,383        359,942             --
-----------------------------------------------------------------------------------------------------------------------------------
    COMMON STOCK DIVIDENDS (VIE)                      --             --       (250,000)            --       (250,000)            --
-----------------------------------------------------------------------------------------------------------------------------------
    PREFERRED STOCK DIVIDENDS                         --        (90,417)      (294,370)            --       (884,788)            --
-----------------------------------------------------------------------------------------------------------------------------------
    NET INCOME (LOSS) APPLICABLE TO COMMON
    STOCKHOLDERS                               1,297,751       (605,397)       231,769         (7,972)     2,899,919      1,885,451
-----------------------------------------------------------------------------------------------------------------------------------

                              Rand Logistics, Inc.
                   Selected Financial Information (unaudited)
           Reconciliation of Income before Interest, Other Income and
                      Expenses and Income Taxes to EBITDA
                          (2005 Figures are Pro Forma)

                                  Rand Logistics     Variable Interest Entity     Consolidated           Pro Forma
                                Three Months Ended      Three Months Ended     Three Months Ended    Three Months Ended
                                 December 31, 2006      December 31, 2006      December 31, 2006     December 31, 2005
Income before interest, other
income and expenses and
income taxes                          961,926                  90,074               1,052,000               969,033
Rand G&A (2005 only)                                                                                       (111,622)

Loss on asset disposal                     --                      --                      --                    --

Loss (gain) on foreign
exchange                               88,680                      --                  88,680                21,235

Depreciation and amortization
of drydock costs and
intangibles                         1,600,222                 239,250               1,839,472             1,244,823

EBITDA                              2,650,828                 329,324               2,980,152             2,123,469

                                   Rand Logistics     Variable Interest Entity     Consolidated           Pro Forma
                                  Nine Months Ended      Nine Months Ended      Nine Months Ended     Nine months Ended
                                  December 31, 2006      December 31, 2006      December 31, 2006     December 31, 2005
Income before interest, other
income and expenses and income
taxes                                  7,565,119               665,225               8,230,344            6,792,408

Rand G&A (2005 only)                                                                                       (255,361)
Loss on asset disposal                        --                    --                      --                   --

Loss (gain) on foreign exchange          177,958                    --                 177,958               49,274

Depreciation and amortization
of drydock costs and
intangibles                            4,679,632               398,716               5,078,348            3,672,428

EBITDA                                12,422,709             1,063,941              13,486,650           10,258,749

                              Rand Logistics, Inc.
                     Consolidated Balance Sheets (unaudited)

                                                                         December 31,        March 31,
                                                                            2006               2006
                                                                       --------------     --------------
ASSETS
CURRENT
     Cash and cash equivalents                                         $    9,367,480     $    2,574,325
     Accounts receivable                                                   13,765,481          2,107,282
     Prepaid expenses and other current assets                              1,680,720          1,460,267
     Income tax receivable                                                    237,795                 --
     Deferred income taxes                                                  1,187,023          1,160,651
--------------------------------------------------------------------------------------------------------

Total current assets                                                       26,238,499          7,302,525
BLOCKED ACCOUNT                                                             2,700,000                 --
PROPERTY AND EQUIPMENT, NET                                                64,290,070         48,160,837
DEFERRED INCOME TAXES                                                       7,080,235          9,386,020
DEFERRED DRYDOCK COSTS, NET                                                 1,828,969          1,614,173
INTANGIBLE ASSETS, NET                                                     13,731,319         13,942,329
GOODWILL                                                                    6,362,952          6,362,952
--------------------------------------------------------------------------------------------------------
Total assets                                                           $  122,232,044     $   86,768,836
========================================================================================================

LIABILITIES
CURRENT
     Bank indebtedness                                                 $    3,612,315     $           --
     Accounts payable                                                       7,598,855          7,617,899
     Accrued liabilities                                                    3,221,111          2,615,159
     Income taxes payable                                                      31,000             50,787
     Deferred income taxes                                                    530,934            405,886
     Current portion of long-term debt                                      4,112,941          1,772,055
     Current portion of long-term capital lease obligation - vessel
     lease                                                                  2,077,612          2,108,132
--------------------------------------------------------------------------------------------------------
Total current liabilities                                                  21,184,768         14,569,918
--------------------------------------------------------------------------------------------------------

LONG-TERM DEBT                                                             33,763,144         20,378,630
ACQUIRED MANAGEMENT BONUS PROGRAM                                           3,000,000          3,000,000
DEFERRED INCOME TAXES                                                      11,554,599         12,063,059
--------------------------------------------------------------------------------------------------------
Total liabilities                                                          69,502,511         50,011,607
--------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                                      --                 --

STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value,                                    14,900,000         14,900,000
     Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
     Common stock, $.0001 par value                                               801                560
     Authorized 50,000,000 shares, Issued and outstanding 8,006,777 shares
     Additional Paid-in Capital                                            37,598,150         24,629,291
     Accumulated surplus (deficit)                                          1,473,852         (1,426,067)
     Minority Interest                                                         40,058                 --
     Accumulated other comprehensive loss                                  (1,283,328)        (1,346,555)
--------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                 52,729,533         36,757,229
--------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                             $  122,232,044     $   86,768,836
========================================================================================================

                                      ####


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